Exhibit 10.31

           THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

     This Agreement, entered into and made effective as of May 2, 1994, by and between Enron Corp. ("Company"), a
Delaware corporation having its headquarters at 1400 Smith
Street, Houston, Texas 77002, and Ronald J. Burns
("Employee"), an individual residing in Houston, Texas, is an amendment to that certain Employment Agreement between the parties entered into the 30th day of June, 1989, and made effective as of July 1, 1989 (the "Employment
Agreement").

     WHEREAS, the parties desire to amend the Employment
Agreement as provided herein;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties agree as follows:

1. The Term of Employment as provided for in Article 2 is amended to provide that the Initial Term shall extend to and terminate on the last day of the month of August, 1998 or on any subsequent date as may be agreed upon in writing by Employee and Company.

2. In consideration hereof, Company hereby awards to Employee a grant of Two Hundred Thousand (200,000) stock options from the Enron Corp. 1991 Stock Plan effective May
2, 1994, which is attached hereto as Exhibit "A".

This Agreement is a third amendment to the Employment
Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment
Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


ENRON CORP.


By:      RICHARD D. KINDER
Name:    Richard D. Kinder
Title:   President & Chief Operating
         Officer



RONALD J. BURNS
Ronald J. Burns